UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

HIGHWATER ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN, 56152
(Address of principal executive offices)

(507) 752-6160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

    On August 26, 2022, Highwater Ethanol, LLC, ("Highwater") and RPMG, Inc. ("RPMG") entered into a Distillers Grains Marketing Agreement (the “Agreement”) pursuant to which RPMG agrees to purchase and market all of the distillers grains produced at the plant. Highwater is an equity owner of RPMG, LLC, the parent company of RPMG. RPMG is expected to begin marketing Highwater's distillers grains on January 1, 2023.

Following an initial term, the Agreement will be automatically extended for additional terms unless either party gives proper notice of non-extension as set forth in the Agreement. Highwater may immediately terminate the Agreement upon written notice to RPMG if RPMG fails on 3 separate occasions within any 12-month period to purchase or market distillers grains under circumstances where such breach or failure is not excused. RPMG may immediately terminate the Agreement upon written notice if the variance of Highwater's actual distillers grains inventory when compared to monthly production and inventory estimates exceeds certain threshold amounts.

Highwater will pay RPMG a fee to market distillers grains to third party end purchasers. Highwater will also reimburse RPMG for certain charges paid to third parties which may be deducted by RPMG from payments owed to Highwater from the sale of distillers grains. RPMG agrees to market the distillers grains using commercially reasonable efforts and endeavor to maximize price and minimize freight and other costs but does not guarantee the price that will be obtained from the sale. Highwater agrees that the distillers grains will conform to certain specifications.

Item 1.02 Termination of a Material Definitive Agreement

On August 26, 2022, Highwater gave written notice of its election to terminate the Distiller's Grain Marketing Agreement with CHS, Inc. (the "CHS Agreement"). Pursuant to the terms of the CHS Agreement, CHS purchased all of the distillers grains produced at the plant. The CHS Agreement can be terminated by either party upon not less than 120 days written notice. The termination of the CHS Agreement becomes effective on January 1, 2023.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.            Description

99.1     Distillers Grains Marketing Agreement between RPMG and Highwater, dated August 26, 2022**
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

**Confidential information redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: August 30, 2022	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer